EXHIBIT 3.1
                    CERTIFICATE OF AMENDMENT
                               TO
                    ARTICLES OF INCORPORATION
                               OF
                     TRANS WORLD CORPORATION
                    (Pursuant to NRS 78.207)


     The undersigned, the duly authorized officers of Trans World Corporation, a Nevada corporation ("TWC" or the "Corporation"), do, pursuant to NRS 78.209, hereby certify to the Secretary of State of the State of Nevada as follows:

     FIRST:    The name of the corporation is Trans World Corporation.

     SECOND:   The Articles of Incorporation of the Corporation were filed with the office of the Secretary of State of the State of Nevada on October 20, 1993, and amended on December 8, 1994, August 15, 2000, July 16, 2002 and May 13, 2003.

     THIRD:    The current number of authorized shares and the par value of the capital stock of the Corporation as of the date hereof is as follows:

          Type                  Par Value             Number Authorized
          ----                  ---------             -----------------

      Common Stock               $0.001                  950,000,000

     Preferred Stock             $0.001                    4,000,000

     FOURTH:   The Board of Directors, pursuant to NRS 78.207, adopted on
October 30, 2003 by unanimous written consent a resolution decreasing the number of authorized shares of Common Stock and correspondingly decreasing the number of shares of Common Stock that are issued and outstanding without a change in the par value thereof, such that upon the Effective Date (as set forth in Article Ninth hereof), every one hundred (100) shares of authorized Common Stock, $0.001 par value per share, shall be automatically converted into one (1) share of Common Stock, $0.001 par value per share, and every one hundred (100) shares of Common Stock that shall be issued and outstanding on the Effective Date shall be automatically converted, on the Effective Date, to one (1) share of Common Stock, without any act to be performed by said stockholder, and all fractional shares of authorized Common Stock and of the shares of Common Stock that are issued and outstanding on the Effective Date shall automatically be rounded up to the next whole share (the "Reverse Stock Split"). The authorized shares of the Corporation's Preferred Stock, $0.001 par value per share, shall not be affected by the Reverse Stock Split.

     FIFTH:    The number and par value of authorized shares of Common Stock on and after the Effective Date of the Reverse Stock Split shall be 9,500,000 shares of Common Stock, $0.001 par value per share.


Certificate of Amendment
Page  2

     SIXTH:    On and after the Effective Date, each one hundred (100) issued and outstanding shares of the Corporation's Common Stock, $0.001 par value per share, shall, automatically and without the action of any person or entity, be converted into one (1) share of Common Stock, $0.001 par value per share.

     SEVENTH: On and after the Effective Date, as a result of the Reverse Stock Split, each fractional authorized and issued share of Common Stock resulting therefrom shall automatically be rounded up to the next whole share. No stockholder shall receive a fractional share of Common Stock, scrip or cash in lieu of a share of Common Stock, as a result of the Reverse Stock Split.

     EIGHTH:   Pursuant to NRS 78.207(l), no stockholder approval is required for the Reverse Stock Split.

     NINTH:    The date and time that the Reverse Stock Split shall become effective is 12:01 A.M. New York City, New York time, on April 5, 2004 (the "Effective Date").

     IN WITNESS WHEREOF, the undersigned have set their hands this 1st day of March, 2004.

                              TRANS WORLD CORPORATION


                              By:   /s/ Rami S. Ramadan
                                 --------------------------------------
                                    Rami S. Ramadan
                                    President and Chief Executive Officer


                              By:   /s/ Paul Benkley
                                 --------------------------------------
                                    Paul Benkley
                                    Secretary

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF QUEENS    )

     On March 1, 2004, personally appeared before me, a Notary Public in and for the State of New York, County of Queens, Rami S. Ramadan and Paul Benkley, as President and Secretary, respectively, of Trans World Corporation, who acknowledged that they executed the above instrument.


[Notarial Seal]
                                 /s/ Hung D. Le
                                 ---------------------------------
                                 Hung D. Le
                                 Notary Public


                                             HUNG D. LE
                                   Notary Public, State of New York
                                          No. OILE 6059508
                                     Qualified in Queens County
                                 Certificate Filed in New York County
                                  Commission Expires Augus 6, 2007